Exhibit 99.1
MGM GROWTH PROPERTIES LLC REPORTS FIRST QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, April 27, 2017 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended March 31, 2017. Net income attributable to MGP Class A shareholders for the quarter was $11.3 million, or $0.20 per dilutive share.
Financial highlights for the first quarter of 2017:

•	Rental revenue was $163.2 million;

•	Net income was $46.7 million;

•	Funds From Operations(1) (“FFO”) was $115.2 million, or $0.47 per diluted Operating Partnership unit;

•	Adjusted Funds From Operations(2) (“AFFO”) was $118.7 million, or $0.49 per diluted Operating Partnership unit;

•	Adjusted EBITDA(3) was $159.9 million; and

•	General and administrative expenses were $2.7 million.

“We are pleased with our first quarter results, which further demonstrate our continued commitment to strengthening our balance sheet and improving our cost of capital,” said James Stewart, CEO of MGM Growth Properties. “The first base rent escalator under our Master Lease of 2% went into effect on April 1, 2017, resulting in almost $12 million of additional rent to a new total annual rent amount of $662 million for our second lease year. This represents an increase of almost 5 cents a share to our AFFO per share, further demonstrating the built in growth of our business model. With this escalator, our Right of First Offer opportunities and other potential acquisitions, we continue to work towards sustainably growing our dividend to drive shareholder value.”

The following table provides a reconciliation of MGP's net income to FFO, AFFO and Adjusted EBITDA for the three months ended March 31, 2017 (in thousands, except unit and per unit amounts):

Three Months Ended March 31, 2017
Reconciliation of Non-GAAP Financial Measures
Net income (loss)	$46,692
Depreciation	61,684
Property transactions, net	6,855
Funds From Operations	115,231
Amortization of financing costs	2,806
Non-cash compensation expense	188
Net effect of straight-line rent and amortization of deferred revenue	(912)
Acquisition-related expenses	—
Amortization of above market lease, net	171
Provision for income taxes	1,238
Adjusted Funds From Operations	118,722
Interest income	(678)
Interest expense	44,636
Amortization of financing costs	(2,806)
Adjusted EBITDA	$159,874
Weighted average Operating Partnership units outstanding
Basic	242,868,331
Diluted	243,146,376
FFO per Operating Partnership unit
Diluted	$0.47
AFFO per Operating Partnership unit
Diluted	$0.49
Financial Position
The Company had $368.3 million of cash and cash equivalents as of March 31, 2017. Cash received from rent payments under the master lease for the three-month period ending March 31, 2017 was $162.5 million. In addition, effective as of April 1, 2017, annual rent payments due under the master lease increased to $661.7 million.

On April 13, 2017, MGM Growth Properties Operating Partnership LP (“Operating Partnership”) made a cash distribution of
$94.1 million relating to the first quarter dividend declared with respect to the Operating Partnership units, $71.8 million of which was paid to subsidiaries of MGM Resorts International and $22.3 million was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.3875 per Class A share.
The Company successfully re-priced the Operating Partnership’s $1.832 billion term loan B facility. The term loan B facility was re-priced to bear interest at LIBOR plus 2.25%, with no LIBOR floor, which represents a 25 basis point reduction compared to the prior rate of LIBOR plus 2.50%, with a LIBOR floor of 0.75%. The closing of the re-pricing transaction is expected to take place on May 1, 2017, subject to the satisfaction of customary closing conditions.

“We are committed to maintaining a conservative balance sheet, continuing to improve our credit ratings and enhancing our capital structure flexibility,” said Andy Chien, CFO of MGM Growth Properties.  “In connection with this goal,  we executed additional interest rate swaps in January, improved our term loan B pricing in February as a result of our upgraded credit rating to Ba3, and subsequent to the quarter, further improved our term loan B pricing to LIBOR + 2.25%. These actions further demonstrate our efforts to continuously improve our financial strength.”

The Company’s long-term debt at March 31, 2017 was as follows (in thousands):

March 31, 2017
Senior Secured Credit Facility:
Term Loan A Facility	$285,000
Term Loan B Facility	1,831,500
Revolving Credit Facility	—
5.625% Senior Notes due 2024	1,050,000
4.50% Senior Notes due 2026	500,000
Total principal amount of long-term debt	3,666,500
Less: unamortized debt issuance costs	(59,527)
Total long-term debt, net of unamortized debt issuance costs	$3,606,973
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmgrowthproperties.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 0667549. A replay of the call will be available through Thursday, May 4, 2017. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10103972. The call will be archived at www.mgmgrowthproperties.com. In addition, MGP will post supplemental slides today on its website at www.mgmgrowthproperties.com/events-and-presentations for reference during its April 27, 2017 earnings call.

1
Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

2
Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and the net amortization of the above market lease, non-cash compensation expense, acquisition related expenses, provision for income taxes and the net effect of straight-line rents and amortization of deferred revenue.

3
Adjusted EBITDA is net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net), real estate depreciation, interest income, interest expense (including amortization of financing costs and the net amortization of the above market lease), non-cash compensation expense, acquisition related expenses, provision for income taxes and the net effect of straight-line rents and amortization of deferred revenue.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, beginning with the third quarter of 2016, the Company revised its calculations of AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom. This revision to such calculations had no significant impact on our AFFO and Adjusted EBITDA as reported in prior periods.
FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.
Reconciliations of net income (loss) to FFO, AFFO and Adjusted EBITDA are included in this release.
*       *      *
About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP currently owns a portfolio of properties acquired from MGM Resorts, consisting of ten premier destination resorts in Las Vegas and elsewhere across the United States and one dining and entertainment complex which opened in April 2016. As of December 31, 2016, these properties collectively comprise 27,233 hotel rooms, over 2.6 million convention square footage, over 100 retail outlets, over 200 food and beverage outlets and over 20 entertainment venues. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries that MGM Resorts or other entertainment providers may develop in the future. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.
This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding the closing of the term loan B re-pricing transaction, its ability to meet its financial and strategic goals and its ability to further grow its portfolio and drive shareholder value. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties LLC
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Rental revenue	$163,177	$—
Tenant reimbursements and other	20,722	—
	183,899	—
Expenses
Depreciation	61,684	51,476
Property transactions, net	6,855	874
Property taxes	20,487	13,236
Property insurance	—	2,384
Amortization of above market lease, net	171	—
Acquisition-related expenses	—	—
General and administrative	2,680	—
	91,877	67,970
Operating income (loss)	92,022	(67,970)
Non-operating income (expense)
Interest income	678	—
Interest expense	(44,636)	—
Other non-operating	(134)	—
	(44,092)	—
Income (loss) before income taxes	47,930	(67,970)
Provision for income taxes	(1,238)	—
Net income (loss)	46,692	(67,970)
Less: Net (income) loss attributable to noncontrolling interest	(35,344)	67,970
Net income attributable to Class A shareholders	$11,348	$—

Weighted average Class A shares outstanding:
Basic	57,506,195	N/A
Diluted	57,784,240	N/A

Net income per share attributable to Class A shareholders:
Basic	$0.20	N/A
Diluted	$0.20	N/A

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Real estate investments, net	$9,019,620	$9,079,678
Cash and cash equivalents	368,298	360,492
Tenant and other receivables, net	4,612	9,503
Prepaid expenses and other assets	11,154	10,906
Above market lease, asset	45,768	46,161
Total assets	$9,449,452	$9,506,740
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$3,606,973	$3,621,942
Due to MGM Resorts International and affiliates	816	166
Accounts payable, accrued expenses and other liabilities	4,829	10,478
Above market lease, liability	47,735	47,957
Accrued interest	27,018	26,137
Dividend payable	94,109	94,109
Deferred revenue	80,567	72,322
Deferred income taxes, net	25,368	25,368
Total liabilities	3,887,415	3,898,479
Commitments and contingencies
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 57,500,000 and 100 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	1,363,270	1,363,130
Accumulated deficit	(40,692)	(29,758)
Accumulated other comprehensive income	295	445
Total Class A shareholders' equity	1,322,873	1,333,817
Noncontrolling interest	4,239,164	4,274,444
Total shareholders' equity	5,562,037	5,608,261
Total liabilities and shareholders' equity	$9,449,452	$9,506,740